UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

@Road, Inc., a Delaware corporation (“@Road”) entered into an Asset Sale and Purchase Agreement dated July 7, 2006 (the “Purchase Agreement”) by and between @Road and MobileAria, Inc., a Delaware corporation (“MobileAria”) pursuant to which @Road will, subject to the terms thereof, purchase substantially all the assets of MobileAria (the “Purchase”). Under the terms of the Purchase Agreement, @Road will, inter alia, pay cash consideration of $11,400,000 for the acquired assets and will assume certain liabilities of MobileAria. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On July 6, 2006, @Road participated in an auction (the “Auction”) for the sale of substantially all the assets of MobileAria, a debtor-in-possession in a bankruptcy case pending in the United States Bankruptcy Court for the Southern District of New York (the “Court”) and a 71% owned subsidiary of Delphi Automotive Systems LLC. At the conclusion of the Auction, MobileAria announced that @Road had submitted the highest and otherwise best bid. Consummation of the sale is subject to approval of the Court and subject to objection by parties in interest. The Court is currently scheduled to hold a hearing on the approval of the sale on July 19, 2006 at 10:00 a.m. (New York time). If approved by the Court, @Road expects the sale to be consummated by the end of July 2006.

@Road and MobileAria have made customary representations, warranties and covenants in the Purchase Agreement, including among others, covenants that require MobileAria to seek the Court’s approval of the Purchase and to use reasonable best efforts to obtain third party and other approvals required in connection with the Purchase. The Purchase Agreement contains certain termination rights for both @Road and MobileAria, and further provides that upon termination of the Purchase Agreement under specified circumstances, @Road may be required to relinquish to MobileAria $500,000 previously deposited by @Road with a third party escrow agent.

The closing of the Purchase is subject to the satisfaction or waiver of conditions customary to transactions of this type, including among others, entry by the Court of an order approving the Purchase and adoption of the Purchase Agreement by the requisite approval of MobileAria’s stockholders.

Section 7 — Regulation FD Disclosure

Item 7.01. Regulation FD Disclosure.

On July 11, 2006, @Road, Inc., a Delaware corporation issued the attached news release titled “@Road Enters into Agreement to Purchase Assets of MobileAria.” The news release is furnished as Exhibit 99.1 hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

2.1	Asset Sale and Purchase Agreement dated July 7, 2006

99.1	News release dated July 11, 2006 furnished pursuant to Item 7.01 of Form 8-K

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by @Road, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: July 11, 2006	By:	/s/ Michael Martini
Michael Martini
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Asset Sale and Purchase Agreement dated July 7, 2006
99.1	News release dated July 11, 2006